Exhibit 23.1

Consent of Independent Auditors

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, filed December 15, 2003, of The Exploration Company of Delaware, Inc. of our report dated March 5, 2004 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Akin, Doherty, Klein, Feuge

AKIN, DOHERTY, KLEIN, FEUGE, P.C.
San Antonio, Texas
March 5, 2004